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                                                                      EXHIBIT 21

                      SUBSIDIARIES OF IVC INDUSTRIES, INC.

     Hall Laboratories Ltd. incorporated in Province of British Columbia, Canada on December 12, 1980, is a wholly-owned subsidiary of IVC Industries, Inc.